                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549
                                ----------------



                                   FORM 8-K/A

                                 CURRENT REPORT
                               -----------------


                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: August 31, 1998
                               ------------------
                       (DATE OF EARLIEST EVENT REPORTED)


                            STERILE RECOVERIES, INC.
             (Exact name of Registrant as specified in its Charter)




      FLORIDA                    000-20997             59-3252632
(State or other juris-       (Commission File      (I. R. S. Employer
diction of incorporation)          Number)         Identification No.)




                     28100 U.S. HIGHWAY 19 NORTH, SUITE 201
                           CLEARWATER, FLORIDA 33761
                    (Address of Principal Executive Offices)


                                 (727) 726-4421
              (Registrant's Telephone Number, including area code)

The undersigned Registrant amends Item 7 of its Current Report on Form 8-K dated August 31, 1998, filed with the Securities and Exchange Commission on September 8, 1998, to read in its entirety as follows:

Item 7.     Financial Statements and Exhibits
            (a) Financial Statements of business acquired: Repak Surgical Enterprises, Inc.

                              Report of Independent Public Accountants

                              Repak Surgical Enterprises, Inc. Financial
                              Statements for the years ended December 31, 1997 and 1996, and the six months ended June 30, 1998 and 1997 (unaudited)

                              Repak Surgical Enterprises, Inc. Notes to
                              Financial Statements for the years ended December 31, 1997 and 1996, and the six months ended June 30, 1998 and 1997 (unaudited)

            (b)      Pro Forma Combined Financial Information

                              Sterile Recoveries, Inc. Pro Forma Condensed
                              Combined Balance Sheet at June 30, 1998
                              (unaudited)

                              Sterile Recoveries, Inc. Notes to Pro Forma
                              Condensed Combined Balance Sheet (unaudited)

                              Sterile Recoveries, Inc. Pro Forma Combined
                              Statement of Earnings for the six months ended June 30, 1998 (unaudited)

                              Sterile Recoveries, Inc. Pro Forma Combined
                              Statement of Earnings for the year ended December 31, 1997 (unaudited)

                              Sterile Recoveries, Inc. Notes to Pro Forma
                              Combined Statements of Earnings (unaudited)

            (c)      Exhibits

                              *2.4 Acquisition Agreement dated as of August 31, 1998, among Sterile Recoveries, Inc., Standard Textile Co, Inc. and Repak Surgical Enterprises, Inc.

                              *4.4 First Amendment to Restated Articles of
                              Incorporation dated as of August 31, 1998 of Sterile Recoveries, Inc. (designating the rights, preferences, and limitations of the Series A Preferred Stock)

                              *10.29 Registration Rights Agreement dated as of August 31, 1998, between Sterile Recoveries, Inc. and Standard Textile Co., Inc.

                              23.1    Consent of Arthur Andersen, LLP
---------------
          * Incorporated by reference from the Registrant's Current Report on Form 8-K dated August 31, 1998, filed with the Securities and Exchange Commission on September 8, 1998.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders of
         Repak Surgical Enterprises, Inc.


We have audited the accompanying balance sheets of Repak Surgical Enterprises, Inc. (formerly the Mason facility of the Repak Surgical Division of Standard Textile Co., Inc., Note 1) as of December 31, 1997 and 1996, and the related statements of operations and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Repak Surgical Enterprises, Inc. (formerly the Mason facility of the Repak Surgical Division of Standard Textile Co., Inc.) as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




Arthur Anderson LLP
Cincinnati, Ohio
September 18, 1998

                        REPAK SURGICAL ENTERPRISES, INC.
               (Formerly the Mason facility of the Repak Surgical
                Division of Standard Textile Co., Inc., Note 1)

                                 BALANCE SHEETS


                                                          December 31,   December 31,     June 30,
                                                              1997          1996            1998
                                                          -----------    -----------      --------
                                                                                         (unaudited)
ASSETS
CURRENT ASSETS:
         Cash                                             $      300     $      492      $      300
         Accounts receivable, less allowance for
           doubtful accounts of $31,230, $31,230
           and $26,040, respectively                         937,069        990,456         981,762
         Prepaid expenses                                      5,899         48,531          11,417
         Reusable surgical linens and related
           items, net (Note 2)                             2,099,657      2,239,888       2,001,293
                                                          ----------     ----------      ----------
                     Total current assets                  3,042,925      3,279,367       2,994,772
         PROPERTY, PLANT & EQUIPMENT, net
            (Note 2)                                       2,292,604      2,552,774       2,040,822
                                                          ----------     ----------      ----------
                                                          $5,335,529     $5,832,141      $5,035,594
                                                          ==========     ==========      ==========

LIABILITIES AND PARENT'S EQUITY IN
   DIVISION
CURRENT LIABILITIES:
         Current portion of capital lease
           obligation (Note 5)                            $  108,019     $   91,431      $  112,617
         Accounts payable                                     73,742         93,878          39,436
         Accrued payroll and related expenses                403,150        382,712         264,589
         Other accrued expenses                              121,216        181,255         181,069
                                                          ----------     ----------      ----------
                    Total current liabilities                706,127        749,276         597,711

CAPITAL LEASE OBLIGATION (Note 5)                            614,739        730,708         557,257

COMMITMENTS AND CONTINGENCIES (Note 5)

PARENT'S EQUITY IN DIVISION (Notes 3 & 6)                  4,014,663      4,352,157       3,880,626
                                                          ----------     ----------      ----------

                                                          $5,335,529     $5,832,141      $5,035,594
                                                          ==========     ==========      ==========


                 The accompanying notes to financial statements
                   are an integral part of these statements.

                        REPAK SURGICAL ENTERPRISES, INC.
               (Formerly the Mason facility of the Repak Surgical
                Division of Standard Textile Co., Inc., Note 1)



                            STATEMENTS OF OPERATIONS


                                                                                  Six Months Ended
                                             Years Ended December 31,                 June 30,
                                            -------------------------      ----------------------------
                                               1997           1996            1998              1997
                                            ----------     ----------      ----------       -----------
                                                                                            (Unaudited)
Net revenues (Note 2)                       $8,291,059     $8,328,410      $4,384,349        $4,222,702
Cost of revenues                             5,635,085      5,795,526       2,918,915         2,955,523
                                            ----------     ----------      ----------        ----------
          Gross profit                       2,655,974      2,532,884       1,465,434         1,267,179

Distribution expense                           785,262        879,833         402,525           413,807
Selling, general & administrative
   expenses (Note 6)                         1,038,347      1,168,097         428,072           534,054
                                            ----------     ----------      ----------        ----------
          Income from
           continuing operations               832,365        484,954         634,837           319,318

Interest expense                                65,020         72,969          29,316            33,546
Other (income) expense                          14,492         (4,964)         25,744             9,506
                                            ----------     ----------      ----------        ----------
          Net income                        $  752,853     $  416,949      $  579,777        $  276,266
                                            ==========     ==========      ==========        ==========

UNAUDITED PRO FORMA
 INFORMATION (Note 3):
    Income before income taxes              $  752,853     $  416,949      $  579,777        $  276,266
    Provision for income taxes                 301,000        167,000         232,000           110,000
                                            ----------     ----------      ----------        ----------
          Net income                        $  451,853     $  249,949      $  347,777        $  166,266
                                            ==========     ==========      ==========        ==========



                 The accompanying notes to financial statements
                   are an integral part of these statements.

                        REPAK SURGICAL ENTERPRISES, INC.
               (Formerly the Mason facility of the Repak Surgical
                Division of Standard Textile Co., Inc., Note 1)


                            STATEMENTS OF CASH FLOW


                                                                                            Six Months Ended
                                                       Years Ended December 31,                 June 30,
                                                     ---------------------------       ---------------------------
                                                         1997             1996            1998             1997
                                                     -----------       ---------       ---------       -----------
                                                                                               (Unaudited)
Cash flows from operating activities:
    Net income                                       $   752,853       $ 416,949       $ 579,777       $   276,266
    Adjustments to reconcile net
       income to net cash
       provided by operating
       activities -
            Depreciation & amortization                  539,667         508,696         274,635           263,665
            Amortization of reusable surgical
             linens                                      693,374         672,803         371,509           364,173
            Change in current assets and
             liabilities -
            Accounts receivable                           53,387         120,669         (44,693)          191,458
            Prepaid expenses                              42,632         (24,365)         (5,518)           25,890
            Reusable surgical linens and
             related items                              (553,143)       (879,673)       (273,145)         (191,289)
            Accounts payable                             (20,136)        (39,217)        (34,306)           66,189
            Accrued expenses                             (39,601)       (203,566)        (78,708)           54,746
                                                     -----------       ---------       ---------       -----------
               Net cash provided by
                operating activities                   1,469,033         572,296         789,551         1,051,098
                                                     -----------       ---------       ---------       -----------
Cash flows from investing activities:
   Purchases of property, plant and
    equipment, net                                      (279,497)       (134,467)        (22,853)         (151,016)
                                                     -----------       ---------       ---------       -----------
               Net cash used in investing
                activities                              (279,497)       (134,467)        (22,853)         (151,016)
                                                     -----------       ---------       ---------       -----------
Cash flows from financing activities:
   Borrowings (payments) to parent                    (1,090,347)       (346,506)       (713,814)         (851,608)
   Payments on capital lease obligation                  (99,381)        (91,431)        (52,884)          (48,655)
                                                     -----------       ---------       ---------       -----------
               Net cash used in financing
                activities                            (1,189,728)       (437,937)       (766,698)         (900,263)
                                                     -----------       ---------       ---------       -----------
               Decrease in cash                             (192)           (108)              -              (181)
Cash, beginning of period                                    492             600             300               492
                                                     -----------       ---------       ---------       -----------
Cash, end of period                                  $       300       $     492       $     300       $       311
                                                     ===========       =========       =========       ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
   Interest paid                                     $    65,020       $  72,969       $  29,316       $    33,546
                                                     ===========       =========       =========       ===========

                 The accompanying notes to financial statements
                   are an integral part of these statements.

                        REPAK SURGICAL ENTERPRISES, INC.
               (Formerly the Mason facility of the Repak Surgical
                    Division of Standard Textile Co., Inc.)

                         NOTES TO FINANCIAL STATEMENTS

                  (Information as of and for the period ended
                      June 30, 1998 and 1997 is unaudited)


(1)      The Company Formation and Sale-

         Repak Surgical Enterprises, Inc. (the Company), formerly the Mason facility of the Repak Surgical Division of Standard Textile Co., Inc. (the Parent), provides a service to deliver, pickup, launder, sterilize and repackage reusable surgical linens primarily to hospitals in Ohio, Michigan and West Virginia.

         The Company was incorporated in Ohio on July 15, 1998 under the name Repak Surgical Enterprises, Inc. On August 31, 1998, all outstanding common stock of the Company was acquired by Sterile Recoveries, Inc.
         (SRI) for 566,667 shares of SRI Series A Preferred Stock which has a liquidation value of $18 per share, is convertible into common stock of SRI, and accrues dividends at 2% through the earlier of September 1, 2004 or conversion into common stock. For approximately $1.5 million, SRI contracted to purchase the real estate which had been leased by the Company under a capital lease and the Company contracted to supply certain goods to SRI for the three-year period subsequent to the acquisition.

(2)      Summary of Significant Accounting Policies-

         (a) Reusable Surgical Linens and Related Items- Reusable surgical linens are stated at cost and amortized over their estimated useful lives based on the number of available uses for each product type (approximates 10-36 months).

                  Reusable surgical linens and related items consist of the following:


                                                               December 31           June 30
                                                           1997          1996          1998
                                                        ----------    ----------    ----------
                  Reusable surgical linens              $3,295,252    $3,943,971    $3,055,188
                  Repackaging supplies                     126,612       182,068       125,957
                                                        ----------    ----------    ----------
                                                         3,421,864     4,126,039     3,181,145
                  Less accumulated
                     amortization                       (1,322,207)   (1,886,151)   (1,179,852)
                                                        ----------    ----------    ----------
                                                        $2,099,657    $2,239,888    $2,001,293
                                                        ==========    ==========    ==========

         (b) Property, Plant and Equipment- Property, plant and equipment are carried at cost. Depreciation is provided over the lease term for assets under capital lease and over the estimated useful lives for other assets using the straight-line method. The estimated useful lives of the various classes of assets are as follows:


                  Facility under capital lease                          15 years
                  Machinery and equipment                               10 years
                  Leasehold improvements and furniture and fixtures   5-10 years

                  Property, plant and equipment consists of the following:


                                                              December 31            June 30
                                                           1997         1996           1998
                                                        ----------   ----------     ----------
                  Facility under capital
                    lease                               $1,397,198   $1,397,198     $1,397,198
                  Machinery and equipment                2,959,884    2,735,414      2,928,193
                  Leasehold improvements                   951,753      933,265        956,263
                  Furniture and fixtures                   346,017      337,244        314,843
                                                        ----------   ----------     ----------
                                                         5,654,852    5,403,121      5,596,497
                                                        ----------   ----------     ----------
                  Less accumulated
                    depreciation                        (3,362,248)  (2,850,347)    (3,555,675)
                                                        ----------   ----------     ----------
                                                        $2,292,604   $2,552,774     $2,040,822
                                                        ==========   ==========     ==========

         (c) Revenue Recognition- Revenue is recorded at the time the linen is delivered to the customer.

         (d) Management Allocations- The Parent has allocated certain common expenses to the Company using a proportional cost allocation method (Note 6). Management believes this method provides a reasonable estimation of common expenses related to the Company and that costs allocated to the Company approximate costs that would have been incurred by the Company on a stand alone basis.

         (e) Use of Estimates- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (f) Unaudited Financial Statements- In the opinion of management, the unaudited financial statements as of June 30, 1998, and for the six months ended June 30, 1998 and 1997 reflect all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the results for the periods reported, but operating results for the six months ended June 30, 1998 are not necessarily indicative of the results for the entire year. Such financial information is subject to yearend adjustments and annual audit.

(3)      Income Taxes-

         For federal and state income tax purposes, the Parent has elected to include its taxable income with that of its shareholders (an S Corporation election). Accordingly, no provision for income taxes or related tax liability is recorded.

         As discussed in Note 1, as of July 15, 1998, the Company incorporated and became subject to federal and state taxes on its taxable income. The Company will recognize a deferred tax benefit for cumulative temporary differences between financial and tax reporting as of July 15, 1998, the date of incorporation. If the incorporation had occurred at December 31, 1997, the deferred tax benefit would have been approximately $18,000.

         The following summarizes the estimated unaudited pro forma provision for income taxes that would have been reported had the Company filed federal and state income tax returns as a C Corporation under the liability method of accounting, in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes."


                                               Years Ended               Six Months Ended
                                               December 31,                  June 30,
                                          ---------------------        --------------------
                                            1997         1996            1998        1997
                                          --------     --------        --------    --------
         Currently payable:
                  Federal                 $265,000     $244,000        $177,000    $128,000
                  State & local             76,000       70,000          51,000      36,000
         Deferred:
                  Federal                  (32,000)    (115,000)          3,000     (42,000)
                  State & local             (8,000)     (32,000)          1,000     (12,000)
                                          --------     --------        --------    --------
         Unaudited pro forma
          provision for income
          taxes                           $301,000     $167,000        $232,000    $110,000
                                          ========     ========        ========    ========

         The following is a reconciliation between the statutory federal income tax rate and the unaudited pro forma provision for income taxes.


                                             Years Ended December 31,
                                           1997                      1996
                                   ------------------         ----------------
                                    Amount         %           Amount       %
                                   --------       ---         --------     ---
       Computed provision for
         income taxes at
         statutory
         federal rate              $256,000       34%         $142,000     34%

       State and local income
         taxes, net of federal
         income tax effect           45,000        6            25,000      6
                                   --------       ---         --------     ---
       Unaudited pro forma
         provision for income
         taxes                     $301,000       40%         $167,000     40%
                                   ========       ===         ========     ===

         Deferred income taxes are the result of provisions of the tax laws that either require or permit certain items of income or expense to be reported for tax purposes in different periods than they are reported for financial reporting. The components of the Company's pro forma net deferred tax benefit as of December 31, 1997, is as follows:


                                                                    December 31,
                                                                        1997
                                                                    ------------
                  Property, plant and equipment                     $ (198,518)
                  Reusable surgical linens                             (33,106)
                  Currently non-deductible expenses                     74,619
                  Capital lease                                        174,694
                                                                    ----------
                                                                    $   17,689
                                                                    ==========

(4)      Employee Benefits-

         Eligible Company employees participate in a 401(k) profit sharing plan established by the Parent. The plan provides for voluntary contributions by Company employees up to a specified maximum percentage of gross pay. Company contributions are discretionary and approximated $66,000 for the years ended December 31, 1997 and 1996, and $41,000 and $33,000 for the six months ended June 30, 1998 and 1997, respectively.

(5)      Commitments and Contingencies-

         (a) Capital Lease- The Company leases its main facility from a partnership primarily owned by the Parent's shareholders under a lease which expires in 2003. This lease was terminated in conjunction with the acquisition of the Company by SRI (Note 1). Amortization of the capitalized amount is included in depreciation expense.

                  Future payments under the lease (exclusive of CPI) as of December 31, 1997 are as follows:

                           1998                                                    $164,400
                           1999                                                     164,400
                           2000                                                     164,400
                           2001                                                     164,400
                           2002                                                     164,400
                           Thereafter                                                82,200
                                                                                   --------
                                                                                    904,200
                           Less portion of the payments representing
                            interest                                               (181,442)
                                                                                   --------
                           Present value of lease payments                         $722,758
                                                                                   ========


         (b) Operating Leases- The Company leases two distribution centers and certain vehicles and equipment under operating leases. Future minimum lease payments under these leases are as follows:

                           1998                                                 $205,000
                           1999                                                  238,000
                           2000                                                  239,000
                           2001                                                  111,000
                                                                                --------
                                                                                $793,000
                                                                                ========

                  Rental expense approximated $234,000 and $213,000 for the years ended December 31, 1997 and 1996, and $131,000 and $116,000 for the six months ended June 30, 1998 and 1997, respectively.

         (c) Litigation- The Company is subject to various claims, lawsuits and administrative proceedings arising in the ordinary course of business. Management believes that any liability that may finally be determined will not have a material impact on the financial position or results of operations.

(6)      Related Party Transactions-

         (a) The majority of the Company's reusable surgical linens are manufactured by a division of the Parent and transferred at cost to the Company as needed.

         (b) The Parent transfers assets and reusable surgical linens, allocates certain administrative costs to the Company, applies cash receipts/ disbursements related to Company receivables/payables, and records profits reported by the division through an intercompany account which corresponds to the activities accumulated in the Parent's equity in division included in the accompanying balance sheets. The Parent does not charge the Company interest on its net equity in the division. Activity related to this account for the years ended December 31, 1997 and 1996, and the six month period ended June 30, 1998 is as follows:

                                                     December 31,      December 31,
                                                        1997              1996        June 30, 1998
                                                     -----------       ------------   -------------
                  Transfers of reusable
                   surgical linens,
                   at cost                           $  834,627        $  573,902      $  607,227
                                                     ==========        ==========      ==========
                  Asset transfers                    $        -        $        -      $        -
                                                     ==========        ==========      ==========
                  Allocation of
                   administrative costs              $  540,415        $  790,415      $  161,078
                                                     ==========        ==========      ==========
                  Cash receipts, net                 $2,465,389        $1,710,553      $1,465,747
                                                     ==========        ==========      ==========
                  Average Parent's
                   equity in the
                   division                          $4,183,410        $4,316,936      $3,947,645
                                                     ==========        ==========      ==========

                            STERILE RECOVERIES, INC.
                         PRO FORMA FINANCIAL STATEMENTS

The accompanying Pro Forma Combined Balance Sheet and Statements of Earnings have been derived from the historical financial statements of Sterile Recoveries, Inc. (the "Company") and Repak Surgical Enterprises, Inc. ("Repak"), and adjusts such information to give effect to the Company's acquisition of Repak, which was completed on August 31, 1998 using the purchase method of accounting.

The Pro Forma Combined Balance Sheet as of June 30, 1998 assumes that the acquisition of Repak occurred on June 30, 1998. The Pro Forma Combined Statements of Earnings for the year ended December 31, 1997 and the six months ended June 30, 1998 assume that the acquisition of Repak occurred on January 1, 1997 and 1998, respectively, and include the actual results of operations of the Company and Repak for the year ended December 31, 1997 and the six months ended June 30, 1998.

The pro forma financial information is not necessarily indicative of the results that would actually have occurred had the transactions been in effect on the dates and for the period indicated or which may result in the future. In the opinion of management, all adjustments have been made to fairly present the pro forma information. This pro forma information should be read in conjunction with the notes thereto and the historical financial information.

                            STERILE RECOVERIES, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 JUNE 30, 1998
                                 (In thousands)
                                  (unaudited)



                                                                       Historical                 Pro Forma
                                                                 --------------------     -----------------------
                                                                                                         Combined
                                                                    SRI        Repak        Adjust-         SRI/
                                                                                             ments         Repak
                                                                 --------    --------     --------       --------
                           ASSETS
Cash                                                             $     60    $      -     $      -        $    60
Accounts receivable, net                                            6,286         982         (232)(c)      7,036
Inventories                                                         1,954           -            -          1,954
Prepaid expenses and other assets                                     552          12            -            564
Reusable surgical products, net                                    11,888       2,001         (625)(d)     13,264
Property, Plant and equipment, net                                  8,077       2,041          420 (e)     10,538
Goodwill, net                                                         507           -        4,626 (b)      5,133
Deferred income taxes                                                 160           -            -            160
                                                                 --------    --------      -------        -------

                           Total assets                          $ 29,484    $  5,036     $  4,189        $38,709
                                                                 ========    ========     ========        =======


         LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts Payable                                                 $  1,775    $     39     $      -        $ 1,814
Employee related accrued expenses                                     802         265            -          1,067
Other accrued expenses                                                752         181            -            933
Capital lease obligation                                                -         670         (670)(f)          -
Notes payable - working capital loan                                    -           -          100 (a)      1,600
                                                                                             1,500 (a)
                                                                 --------    --------      -------        -------

                           Total liabilities                        3,329       1,155          930          5,414
                                                                 --------    --------     --------         ------


Commitments and contingencies                                           -           -            -              -

Shareholders' equity
 Preferred stock                                                        -           -            1 (a)          1
 Common stock                                                           6           -            -              6
 Additional paid-in capital                                        20,176                    7,139 (a)     27,315
 Retained earnings                                                  5,973       3,881       (3,881)         5,973
                                                                 --------    --------      -------        -------

         Total shareholders' equity                                26,155       3,881        3,259         33,295
                                                                 --------    --------     --------         ------

         Total liabilities and shareholders'
          equity                                                 $ 29,484    $  5,036     $  4,189        $38,709
                                                                 ========    ========     ========        =======

                            STERILE RECOVERIES, INC.
                   PRO FORMA COMBINED STATEMENTS OF EARNINGS
                         FOR THE SIX MONTHS ENDED JUNE 30, 1998
                (In thousands, except share and per share data)
                                  (unaudited)


                                                                      Historical                 Pro Forma
                                                               -----------------------     --------------------
                                                                                                      Combined
                                                                  SRI          Repak       Adjust-       SRI/
                                                                                            ments       Repak
                                                               ---------     ---------     ------     ---------

Revenues                                                       $  24,015     $   4,384     $    -      $28,399
Cost of revenues                                                  15,868         2,919        (34)(c)   18,753
                                                               ----------    ---------     ------      -------

    Gross profit                                                   8,147         1,465         34        9,646

Distribution expenses                                              1,746           402          -        2,148
Selling and administrative expenses                                3,465           428         78 (a)    4,027
                                                               ----------    ---------     ------      -------
                                                                                               56 (b)
         Income from operations                                    2,936           635       (100)       3,471

Interest expense (income), net                                       (12)           55        (34)(d)        9
                                                               ----------    ---------     ------      -------
    Income before income taxes                                     2,948           580        (66)       3,462

Income tax expense                                                 1,150           232(g)       3 (e)    1,385
                                                               ---------     ---------     ------      -------
    Net income                                                 $   1,798     $     348     $  (69)     $ 2,077
                                                               =========     =========     ======      =======

Dividends on preferred stock                                           -             -        101 (f)      101
                                                               ---------     ---------     ------      -------
Net income available for common
     shareholders                                              $   1,798     $     348     $ (170)     $ 1,976
                                                               =========     =========     ======      =======


Net income per common share - basic                            $     .32                               $   .35
                                                               =========                               =======

Net income per common share - diluted                          $     .31                               $   .32
                                                               =========                               =======

Weighted average common shares
 outstanding - basic                                               5,660                                 5,660
                                                               =========                               =======

Weighted average common shares
 outstanding - diluted                                             5,879                                 6,446
                                                               =========                               =======

                            STERILE RECOVERIES, INC.
              PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                (In thousands, except share and per share data)



                                                                      Historical                 Pro Forma
                                                               -----------------------     ----------------------
                                                                  SRI          Repak                     Combined
                                                                                            Adjust-        SRI/
                                                                                             ments        Repak
                                                                                          (unaudited)  (unaudited)
                                                               ---------     ---------    -----------  -----------

Revenues                                                       $  39,854     $   8,291     $     -       $48,145
Cost of revenues                                                  26,286         5,635         (68)(c)    31,853
                                                               ---------     ---------     -------       -------

    Gross profit                                                  13,568         2,656          68        16,292

Distribution expenses                                              3,150           785           -         3,935
Selling and administrative expenses                                5,924         1,039         157 (a)     7,233
                                                               ---------     ---------     -------       -------
                                                                                               113 (b)
         Income from operations                                    4,494           832        (202)        5,124

Interest expense (income), net                                      (142)           79         (65)(d)      (128)
                                                               ---------     ---------     -------       -------
    Income before income taxes                                     4,636           753        (137)        5,252

Income tax expense                                                 1,835           301(g)      (35)(e)     2,101
                                                               ---------     ---------     -------       -------
    Net income                                                 $   2,801     $     452     $  (102)      $ 3,151
                                                               =========     =========     =======       =======

Dividends on preferred stock                                           -             -         204 (f)       204
                                                               ---------     ---------     -------       -------
Net income available to common
     shareholders                                              $   2,801     $     452     $  (306)      $ 2,947
                                                               =========     =========     ========      =======


Net income per common share - basic                            $     .50                                 $   .52
                                                               =========                                 =======

Net income per common share - diluted                          $     .48                                 $   .49
                                                               =========                                 =======

Weighted average common shares
 outstanding - basic                                               5,637                                   5,637
                                                               =========                                 =======

Weighted average common shares
 outstanding - diluted                                             5,862                                   6,429
                                                               =========                                 =======

Notes to Pro Forma Condensed Combined Balance Sheet:


(a)      A summary of the purchase price for the Acquisition:
                  Fair Market Value of Preferred Stock                                           $7,140
                  Cash payments from Line of Credit                                               1,500
                  Direct Acquisition Costs                                                          100
                                                                                                 ------
                                                                                                 $8,740
                                                                                                 ======

         The fair market value of preferred stock is based upon various factors including an independent third party firm's valuation.


(b)      Net tangible assets acquired at fair value consist of:
                  Accounts Receivable                                                            $  750
                  Prepaid Expenses and Other                                                         12
                  Reusable Surgical Products                                                      1,376
                  Property, Plant and Equipment                                                   2,461
                  Accounts Payable                                                                  (39)
                  Other Accrued Expenses                                                           (446)
                                                                                                 ------
                                                                                                  4,114

         Intangible assets acquired at fair value consist of:

                  Goodwill                                                                        4,626
                                                                                                 ------
                                                                                                 $8,740
                                                                                                 ======


(c) To adjust for certain accounts receivable not acquired by the Company. The Company acquired only those receivables incurred after July 31, 1998.

(d) To adjust reusable surgical products to reflect the Company's policy of expensing towels when placed in service ($100,000), and to reflect the Company's intention to sell or dispose of products at fair value which the Company does not consider marketable under its strategic plan ($525,000).

(e) To adjust to fair market value property, plant and equipment, which includes equipment to be paid for by the seller.

(f) Capital lease obligation not assumed because the Company purchased the leased land and building.

(g) The Company has not presented deferred taxes because the deferred tax assets and liabilities net to an immaterial amount.

(h) The Company assumed only those liabilities incurred after July 31, 1998.

Notes to Pro Forma Combined Statement of Earnings:


(a) To reflect the amortization of the goodwill using a thirty-year amortization period based on various factors including historical and projected operating results.

(b) To reflect interest expense incurred for the portion of the line of credit used in the acquisition.

(c) To reflect the adjustment to depreciation expense for the difference in the depreciable life of the building from the remaining life of the capital lease to that assigned by the Company.

(d)      To eliminate the interest expense for the capital lease not assumed.

(e) To reflect income taxes on the net effect of the pro forma adjustments set forth above, at the statutory income tax rate of approximately 40.0%.

(f) To reflect the 2% dividends payable on the Series A Preferred Stock issued in the acquisition.

(g) To reflect the pro forma income tax expense as presented in the accompanying financial statements.

                               INDEX TO EXHIBITS






Exhibit Number                      Description
--------------                      -----------

*2.4                                Acquisition Agreement dated as of August
                                    31, 1998, among Sterile Recoveries, Inc.,
                                    Standard Textile Co, Inc. and Repak
                                    Surgical Enterprises, Inc.

*4.4                                First Amendment to Restated Articles of
                                    Incorporation dated as of August 31, 1998 of Sterile Recoveries, Inc. (designating the rights, preferences, and limitations of the Series A Preferred Stock)

*10.29                              Registration Rights Agreement dated as of
                                    August 31, 1998, between Sterile
                                    Recoveries, Inc. and Standard Textile Co.,
                                    Inc.

 23.1                               Consent of Arthur Andersen, LLP


---------------

* Incorporated by reference from the Registrant's Current Report on Form 8-K dated August 31, 1998 and filed with the Securities and Exchange Commission on September 8, 1998.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by its undersigned officer.

                                          STERILE RECOVERIES, INC.



                                          By:      /s/ James T. Boosales
                                                   ---------------------------
                                                   James T. Boosales
                                                   Executive Vice President and
                                                   Chief Financial Officer


Date: November 6, 1998